FIRST AMENDMENT TO THE
AMENDED AND RESTATED
MASTER SERVICING AGREEMENT

THIS FIRST AMENDMENT, effective as of February 20, 2024, to the Amended and Restated Master Servicing Agreement, dated as of October 17, 2022 (the “Agreement”), by and among each management investment company identified on Exhibit A attached hereto (each a “Company”), severally and not jointly, each Company acting on behalf of itself or for and on behalf of such series as are currently authorized and issued by the Company and may be authorized and issued by the applicable Company in the future subsequent to the date of this Agreement and listed on Exhibit A (each such series a “Fund”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, each Company and USBFS desire to the convert the Angel Oak High Yield Opportunities Fund and the Angel Oak Core Impact Fund to the following ETFs:

•Angel Oak High Yield Opportunities ETF

•Angel Oak Mortgage-Backed Securities ETF

WHEREAS, Section 13(F) of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of converting the above listed funds to ETF.

1.    Effective as of February 20, 2024, Exhibit A of the Agreement is hereby superseded and replaced in its entirety with the Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH COMPANY LISTED ON EXHIBIT A By: Angel Oak Advisors Capital, LLC	U.S. BANCORP FUND SERVICES, LLC

By:______________________	By:______________________
Name:____________________	Name:____________________
Title:______________________	Title:______________________
Date:______________________	Date:______________________

Exhibit A
Amended and Restated
Master Services Agreement

List of Companies

Angel Oak Funds Trust, with the following series:

•Angel Oak Financials Income Fund

•Angel Oak Multi-Strategy Income Fund

•Angel Oak UltraShort Income Fund

•Angel Oak Income ETF

•Angel Oak UltraShort Income ETF

•Angel Oak High Yield Opportunities ETF

•Angel Oak Mortgage-Backed Securities ETF

Angel Oak Strategic Credit Fund

Angel Oak Financial Strategies Income Term Trust